                                                                    Exhibit 23.3

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Terayon Communication Systems, Inc. of our report dated March 24, 2000 relating to the statements of assets acquired and liabilities assumed and of net sales and direct costs and operating expenses of the Access Network Electronics Business of Tyco Electronic Corporation which appears in the Current Report on Form 8-K/A of Terayon Communication Systems, Inc. dated June 29, 2000.


                                         /s/  PricewaterhouseCoopers LLP


October 24, 2000